EXHIBIT 15

                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT

The General Partner and Unitholders
Alliance Capital Management Holding L.P.

We have reviewed the condensed consolidated statement of financial condition of Alliance Capital Management Holding L.P. as of June 30, 2000, and the related condensed consolidated statements of income, changes in partners' capital and comprehensive income for the three-month and six-month periods ended June 30, 2000 and 1999, and the condensed consolidated statements of cash flows for the six-month periods ended June 30, 2000 and 1999. These condensed consolidated financial statements are the responsibility of the management of Alliance Capital Management Corporation, the General Partner.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated statement of financial condition of Alliance Capital Management Holding L.P. as of December 31, 1999 and the related consolidated statements of income, changes in partners' capital and comprehensive income and cash flows for the year then ended (not presented herein); and in our report dated February 2, 2000, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated statement of financial condition as of December 31, 1999, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.

July 26, 2000